Exhibit 10.3

FBEC Worldwide Inc.

RESOLUTION FROM THE BOARD OF DIRECTORS

The undersigned, being members of the Board of Directors of FBEC Worldwide Inc., a Wyoming Corporation, do hereby declare and state that they consent to and hereby adopt the following resolutions and/or the following actions:

RESOLVED: In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to dismiss Gary R. Henrie, Attorney at Law, as its General Counsel, Adam Heimann as the COO and Director, and Jason Spatafora as the CMO and Director.

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to accept the resignation of Gary R. Henrie, Attorney at Law, as its General Counsel. The Company paid $1,200 to Gary R. Henrie for services rendered.

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide, Inc., a Wyoming Corporation, acknowledged that the majority shareholder(s) dismissed Adam Heimann as its Chief Operations Officer (COO) and a member of the Board of Directors. The company has not received the services from Midam Ventures pursuant the paid $60,000 invoice, and could not confirm Mr. Heimann’s employment and educational background. FBEC was concerned that there is a conflict of interest related to Mr. Heimann’s appointment as the COO at the same time of his ownership in Midam Ventures, LLC which is currently the Company’s IR/PR Firm.

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide, Inc., a Wyoming Corporation, acknowledged that the majority shareholder(s) accepted the resignation of Jason Spatafora as its Chief Marketing Officer (CMO) and a member of the Board of Directors.

Effective September 9, 2015, the Agreement with William Haseltine, Attorney at Law, dated June 12, 2015 will be effectuated.

I certify that the Corporation is duly organized and existing and has the power to take action called for by the above Resolution dated September 9, 2015.

Acknowledged by:

Robert S. Sand, CEO